UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2010

TRANSATLANTIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

80 Pine Street, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 365-2200

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                    OTHER EVENTS.

On March 8, 2010, American International Group, Inc. (“AIG”) commenced a secondary public offering to sell the remaining 9,192,662 shares of common stock of Transatlantic Holdings, Inc. (“TRH”) owned by American Home Assurance Company (“AHAC”), an AIG subsidiary.  TRH has agreed to purchase 2 million shares of its common stock from AHAC in this offering at a price per share equal to the initial price to the public, as such price may be adjusted pursuant to an agreement among TRH, AHAC and the underwriters of this offering (the “Stock Offering Agreement”).

The Stock Offering Agreement is attached hereto as Exhibit 99.1 and incorporated in its entirety by reference herein. The description of the terms of the Stock Offering Agreement is qualified in its entirety by reference to such exhibit.

There can be no assurance that the offering of shares by AHAC will occur or that TRH will purchase shares in the offering.

On March 8, 2010, TRH issued a press release announcing its preliminary estimate of costs it expects to incur from significant first quarter 2010 catastrophe events occurring to date.  A copy of the press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated by reference to this Item 8.01.

ITEM 9.01.                                    FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

Exhibit No.	Description
99.1

Stock Offering Agreement, by and among American Home Assurance Company, Inc., Transatlantic Holdings, Inc. and Goldman, Sachs & Co., Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives, dated March 7, 2010.

99.2	Press Release, dated March 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC.
(Registrant)

	By:	/s/ Gary A. Schwartz
Gary A. Schwartz
Senior Vice President and General Counsel

Date: March 8, 2010

Exhibit Index

Exhibit No.	Description
99.1

Stock Offering Agreement, by and among American Home Assurance Company, Inc., Transatlantic Holdings, Inc. and Goldman, Sachs & Co., Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives, dated March 7, 2010.

99.2	Press Release, dated March 8, 2010.